As filed with the Securities and Exchange Commission on February 28, 2025

Registration No. 333-278486

Registration No. 333-270494

Registration No. 333-266726

Registration No. 333-264752

Registration No. 333-261493

Registration No. 333-171929

Registration No. 333-185699

Registration No. 333-230709

Registration No. 333-217799

Registration No. 333-211912

Registration No. 333-197179

Registration No. 333-189451

Registration No. 333-185698

Registration No. 333-175777

Registration No. 333-171929

Registration No. 333-160368

Registration No. 333-160360

Registration No. 333-159769

Registration No. 333-132318

Registration No. 333-132317

Registration No. 333-118076

Registration No. 333-118074

Registration No. 333-60816

Registration No. 333-37306

Registration No. 333-27507

Registration No. 333-45827

Registration No. 333-39547

Registration No. 333-36445

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-278486

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-270494

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-266726

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-264752

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-261493

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-171929

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-185699

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-230709

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-217799

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-211912

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197179

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189451

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-185699

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-185698

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-175777

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-171929

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160368

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160360

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-159769

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-132318

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-132317

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-118076

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-118074

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60816

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-37306

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-27507

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-45827

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-39547

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-36445

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-27507

Under
The Securities Act of 1933
EMCORE Corporation (Exact name of the registrant as specified in its charter)

EMCORE Corporation Amended and Restated 2019 Equity Incentive Plan
EMCORE Corporation 2022 New Employee Inducement Plan
EMCORE Corporation 2012 Equity Incentive Plan
EMCORE Corporation 2010 Equity Incentive Plan
New Jersey	EMCORE Corporation 2007 Directors’ Stock Award Plan	22-2746503
(State or other jurisdiction of	EMCORE Corporation 2000 Employee Stock Purchase Plan	(I.R.S. Employer
incorporation or organization)	EMCORE Corporation 2000 Stock Option Plan	Identification No.)
EMCORE Corporation 1995 Incentive and Non-Statutory Option Plan
EMCORE Corporation Directors’ Stock Award Plan
EMCORE Corporation Officer and Director Share Purchase Plan
EMCORE Corporation 401(k) Plan
MicroOptical Devices, Inc. 1996 Stock Option Plan
(Full titles of plans)

Thomas P. Minichiello
Chief Financial Officer
450 Clark Drive	EMCORE Corporation
Budd Lake, NJ	450 Clark Drive	07828
(Address of principal executive offices)	Budd Lake, NJ 07828	(Zip Code)
(Name and address of agent for service)

(626) 293-3400
(Telephone number, including area code, of agent for service)

Copies to:

James J. Masetti
Davina K. Kaile, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304
(650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) is being filed by EMCORE Corporation, a New Jersey corporation (the “Registrant”) to deregister all shares of the Registrant’s common stock, no par value (“Common Stock”), which are unsold under the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”), filed by the Registrant with the Securities and Exchange Commission:

•	Registration Statement No. 333-278486, filed on April 3, 2024, registering 789,000 shares of Common Stock under the Registrant’s 2019 Equity Incentive Plan;

•	Registration Statement No. 333-270494, filed on March 13, 2023, registering 1,549,000 shares of Common Stock under the Registrant’s 2019 Equity Incentive Plan;

•	Registration Statement No. 333-266726, filed on August 10, 2022, registering 380,000 shares of Common Stock under the Registrant’s 2022 New Employee Inducement Plan;

•	Registration Statement No. 333-264752, filed on May 6, 2022, registering 1,900,000 shares of Common Stock under the Registrant’s 2019 Equity Incentive Plan;

•	Registration Statement No. 333-261493, filed on December 3, 2021, registering 2,138,000 shares of Common Stock under the Registrant’s 2019 Equity Incentive Plan;

•	Registration Statement No. 333-175777, filed on July 25, 2011, registering 3,000,000 shares of Common Stock under the Registrant’s 2010 Equity Incentive Plan, shares of Common Stock in an amount equal to $750,000 (valued as of the date of issuance) under the Registrant’s 2007 Directors’ Stock Award Plan, and 2,500,000 shares of Common Stock under the Registrant’s 2000 Employee Stock Purchase Plan, as amended by Post-Effective Amendment No. 1 (File No. 333-171929), filed on April 4, 2019;

•	Registration Statement No. 333-185699, filed on December 27, 2012, registering 1,000,000 shares of Common Stock under the Registrant’s 2012 Equity Incentive Plan, as amended by Post-Effective Amendment No. 1 (File No. 333-185699), filed on April 4, 2019;

•	Registration Statement No. 333-230709, filed on April 3, 2019, registering 1,796,000 shares of Common Stock under the Registrant’s 2019 Equity Incentive Plan;

•	Registration Statement No. 333-217799, filed on May 9, 2017, registering 2,400,000 shares of Common Stock under the Registrant’s 2012 Equity Incentive Plan;

•	Registration Statement No. 333-211912, filed on June 8, 2016, registering 500,000 shares of Common Stock under the Registrant’s 2012 Equity Incentive Plan;

•	Registration Statement No. 333-197179, filed on July 1, 2014, registering 1,000,000 shares of Common Stock under the Registrant’s 2000 Employee Stock Purchase Plan and 1,000,000 shares of Common Stock under the Registrant’s 2012 Equity Incentive Plan;

•	Registration Statement No. 333-189451, filed on June 19, 2013, registering 250,000 shares of Common Stock under the Registrant’s 2007 Directors’ Stock Award Plan;

•	Registration Statement No. 333-185698, filed on December 27, 2012, registering 500,000 shares of Common Stock under the Registrant’s 2000 Employee Stock Purchase Plan;

•	Registration Statement No. 333-171929, filed on January 28, 2011, registering 4,000,000 shares of Common Stock under the Registrant’s 2010 Equity Incentive Plan and 500,000 shares of Common Stock under the Registrant’s Officer and Director Share Purchase Plan;

•	Registration Statement No. 333-160368, filed on July 1, 2009, registering 6,500,000 shares of Common Stock under the Registrant’s 2000 Stock Option Plan;

•	Registration Statement No. 333-160360, filed on June 30, 2009, registering 2,500,000 shares of Common Stock under the Registrant’s 2000 Employee Stock Purchase Plan;

•	Registration Statement No. 333-159769, filed on June 5, 2009, registering shares of Common Stock in an amount equal to $750,000 (valued as of the date of issuance) under the Registrant’s 2007 Directors’ Stock Award Plan;

•	Registration Statement No. 333-132318, filed on March 10, 2006, registering 1,000,000 shares of Common Stock under the Registrant’s 2000 Employee Stock Purchase Plan;

•	Registration Statement No. 333-132317, filed on March 10, 2006, registering 2,500,000 shares of Common Stock under the Registrant’s 2000 Stock Option Plan;

•	Registration Statement No. 333-118076, filed on August 10, 2004, registering 2,100,000 shares of Common Stock under the Registrant’s 2000 Stock Option Plan;

•	Registration Statement No. 333-118074, filed on August 10, 2004, registering shares of Common Stock in an amount equal to $250,000 (valued as of the date of issuance) under the Registrant’s Directors’ Stock Award Plan;

•	Registration Statement No. 333-60816, filed on May 11, 2001, registering 4,750,000 shares of Common Stock under the Registrant’s 2000 Stock Option Plan;

•	Registration Statement No. 333-37306, filed on May 18, 2000, registering 725,000 shares of Common Stock under the Registrant’s 2000 Stock Option Plan and 500,000 shares of Common Stock under the Registrant’s 2000 Employee Stock Purchase Plan;

•	Registration Statement No. 333-45827, filed on February 6, 1998, registering 200,996 shares of Common Stock under the Registrant’s MicroOptical Devices, Inc. 1996 Stock Option Plan;

•	Registration Statement No. 333-39547, filed on November 5, 1997, registering shares of Common Stock in an amount equal to $281,250 (valued as of the date of issuance) under the Registrant’s Directors’ Stock Award Plan;

•	Registration Statement No. 333-36445, filed on September 26, 1997, registering shares of Common Stock in an amount equal to $800,000 (valued as of the date of issuance) under the Registrant’s 401(k) Plan; and

•	Registration Statement No. 333-27507, filed on May 20, 1997, registering 647,059 shares of Common Stock under the Registrant’s 1995 Incentive and Non-Statutory Option Plan, as amended by Post-Effective Amendment No. 1 (File No. 333-27507), filed May 18, 2000.

On February 28, 2025, pursuant to that certain Agreement and Plan of Merger, dated as of November 7, 2024, by and among the Registrant, Velocity One Holdings, LP, a Delaware limited partnership (“Parent”), Aerosphere Power Inc., a New Jersey corporation and indirect wholly owned subsidiary of Parent, and Velocity Merger Sub, Inc., a New Jersey corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent.

As a result of the Merger and in connection with the delisting and the deregistration of the Registrant’s securities under Section 12(b) of the Securities Exchange Act of 1934, as amended, the Registrant is terminating all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. Pursuant to the undertaking made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered that remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment to terminate the effectiveness of such Registration Statements and to deregister, as of the effectiveness of this Post-Effective Amendment, any and all shares of Common Stock registered thereunder that remain unsold as of the effectiveness date. Upon the effectiveness of this Post-Effective Amendment, no shares of Common Stock will remain registered for sale pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Budd Lake, State of New Jersey, on February 28, 2025.

EMCORE CORPORATION

By:	/s/ Matthew Vargas
Matthew Vargas
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Vargas	Interim Chief Executive Officer and Director	February 28, 2025
Matthew Vargas	(Principal Executive Officer)

/s/ Thomas P. Minichiello	Chief Financial Officer	February 28, 2025
Thomas P. Minichiello	(Principal Financial and Accounting Officer)

/s/ Cletus C. Glasener	Chairman of the Board	February 28, 2025
Cletus C. Glasener

/s/ Bruce E. Grooms	Director	February 28, 2025
Bruce E. Grooms

/s/ David Rogers	Director	February 28, 2025
David Rogers

/s/ Jeffrey J. Roncka	Director	February 28, 2025
Jeffrey J. Roncka